Exhibit 99.1

Netlist Reports Second Quarter 2025 Results

IRVINE, CALIFORNIA, August 7, 2025 - Netlist, Inc. (OTCQB: NLST) today reported financial results for the second quarter ended June 28, 2025.

Recent Highlights:

•	Revenue for the second quarter of 2025 increased by 44%, or $12.7 million, compared to the first quarter of 2025.
•	Operating Expenses for second quarter of 2025 decreased by 31% or $3.4 million compared to the first quarter of 2025 and by 52% or $8.2 million year over year.

“Second quarter revenue improvement was driven by healthy demand for DDR5 memory modules for AI and data centers,” said Chief Executive Officer, C.K. Hong. “We continue to advance legal efforts to protect our intellectual property, filing multiple legal actions against Samsung and Micron for infringement of our new HBM and DDR5 patents. During the quarter, we also secured an order finalizing the district court’s $445 million damages award against Micron”.

Net sales for the second quarter ended June 28, 2025 were $41.7 million, compared to net sales of $36.8 million for the second quarter ended June 29, 2024. Gross profit for the second quarter ended June 28, 2025 was $1.4 million, compared to a gross profit of $0.8 million for the second quarter ended June 29, 2024.

Net sales for the six months ended June 28, 2025 were $70.7 million, compared to net sales of $72.6 million for the six months ended June 29, 2024. Gross profit for the six months ended June 28, 2025 was $2.7 million, compared to a gross profit of $1.5 million for the six months ended June 29, 2024.

Net loss for the second quarter ended June 28, 2025 was ($6.1) million, or ($0.02) per share, compared to a net loss of ($14.8) million in the same prior year period, or ($0.06) per share. These results include stock-based compensation expense of $1.0 million and $1.1 million for the quarters ended June 28, 2025 and June 29, 2024, respectively.

Net loss for the six months ended June 28, 2025 was ($15.6) million, or ($0.06) per share, compared to a net loss in the same prior year period of ($31.7) million, or ($0.12) per share. These results include stock-based compensation expense of $2.0 million and $2.5 million for the six months ended June 28, 2025 and June 29, 2024, respectively.

As of June 28, 2025, cash, cash equivalents and restricted cash were $29.0 million, total assets were $41.4 million, working capital deficit was ($8.2) million, and stockholders’ deficit was ($7.0) million.

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, August 7, 2025 at 12:00 p.m. Eastern Time to review Netlist’s results for the second quarter ended June 28, 2025. The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

About Netlist

Netlist is a leading innovator in advanced memory and storage solutions. With a rich portfolio of patented technologies, Netlist’s inventions are foundational to the advancement of AI which is revolutionizing computing. To learn more about Netlist, please visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release include, without limitation, statements about Netlist's ability to execute on its strategic initiatives, the results of pending litigations and Netlist’s ability to successfully defend its intellectual property. Forward-looking statements are statements other than historical facts and often address future events or Netlist's future performance and reflect management's present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks that Samsung will appeal the final judgment by the trial court for the Samsung litigation (appeals in general could cause a lengthy delay in Netlist's ability to collect damage awards, could overturn the verdicts or reduce the damages awards); risks that Netlist will suffer adverse outcomes in its litigation with Samsung, Micron or Google or in its various other active proceedings to defend the validity of its patents; risks related to Netlist's plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist's product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of Netlist's industry; and general economic, political and market conditions, including the ongoing conflicts between Russia and Ukraine and Israel and Palestine, factory slowdowns and/or shutdowns, and changes in international tariff policies. All forward-looking statements reflect management's present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist's Annual Report on Form 10-K for the fiscal year ended December 28, 2024 filed with the SEC on March 28, 2025, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In particular, you are encouraged to review the Company’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2025 that will be filed with the SEC for any revisions or updates to the information in this release. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist's assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

Investor Relations Contacts:

Mike Smargiassi
The Plunkett Group
NLST@theplunkettgroup.com
(212) 739-6729

Gail M. Sasaki
Netlist, Inc., Chief Financial Officer
gsasaki@netlist.com
(949) 435-0025

NETLIST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) (Unaudited)

	June 28,	December 28,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$18,438	$22,507
Restricted cash	10,600	12,100
Accounts receivable, net	1,322	1,671
Inventories	8,781	2,744
Prepaid expenses and other current assets	623	733
Total current assets	39,764	39,755

Property and equipment, net	410	517
Operating lease right-of-use assets	823	1,101
Other assets	448	466
Total assets	$41,445	$41,839

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$33,373	$42,307
Revolving line of credit	1,105	1,230
Accrued payroll and related liabilities	768	808
Deferred revenue	10,318	40
Other current liabilities	2,270	2,675
Long-term debt due within one year	179	—
Total current liabilities	48,013	47,060
Operating lease liabilities	337	641
Other liabilities	53	186
Total liabilities	48,403	47,887

Commitments and contingencies

Stockholders' deficit:
Preferred stock	—	—
Common stock	293	273
Additional paid-in capital	346,002	331,367
Accumulated deficit	(353,253)	(337,688)
Total stockholders' deficit	(6,958)	(6,048)
Total liabilities and stockholders' deficit	$41,445	$41,839

NETLIST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2025	2024	2025	2024
Net sales	$41,706	$36,835	$70,681	$72,642
Cost of sales(1)	40,314	36,062	67,989	71,154
Gross profit	1,392	773	2,692	1,488
Operating expenses:
Research and development(1)	833	2,369	1,726	4,810
Intellectual property legal fees	3,480	10,514	10,507	23,054
Selling, general and administrative(1)	3,326	2,966	6,473	6,082
Total operating expenses	7,639	15,849	18,706	33,946
Operating loss	(6,247)	(15,076)	(16,014)	(32,458)
Other income, net:
Interest income, net	133	257	353	634
Other income, net	36	41	96	79
Total other income, net	169	298	449	713
Loss before provision for income taxes	(6,078)	(14,778)	(15,565)	(31,745)
Provision for income taxes	—	—	—	1
Net loss	$(6,078)	$(14,778)	$(15,565)	$(31,746)

Loss per common share:
Basic and diluted	$(0.02)	$(0.06)	$(0.06)	$(0.12)
Weighted-average common shares outstanding:
Basic and diluted	275,751	256,571	274,065	255,751

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$42	$45	$50	$66
Research and development	137	198	345	560
Selling, general and administrative	834	885	1,589	1,876
Total stock-based compensation	$1,013	$1,128	$1,984	$2,502